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                                                                    EXHIBIT 23.2

                  [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report dated February 8, 2000, prepared for Contour Energy Co. in the Contour Energy Co. Annual Report on Form 10-K for the year ended
December 31, 1999.


                                       H.J. GRUY AND ASSOCIATES, INC.

                                       /s/ MARILYN WILSON
                                       ----------------------------------------
                                           Marilyn Wilson, PE
                                           President and Chief Operating Officer

March 28, 2000
Houston, Texas